UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 15, 2002

                    NEXT GENERATION TECHNOLOGY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                       000-24941                      06-1255882
--------                       ---------                      ----------
(State or other               (Commission                   (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)




                         33 City Centre Drive, Suite 364
                         -------------------------------
                          Mississauga, Ontario L5B 2N5
                          ----------------------------
          (Address of principal executive offices, including zip code)


                                 (905) 306-9671
                                 --------------
              (Registrant's telephone number, including area code)










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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

                  On April 15, 2002, BDO Dunwoody LLP ("BDO"), the independent certified public accountants for Next Generation Technology Holdings, Inc. (the "Company") resigned. During the year ended December 31, 2001 the report by BDO on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's most recent fiscal year and subsequent period up to April 15, 2002, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

                  On May 9, 2002, upon receipt of approval of its Board of Directors, the Company engaged Grassi & Co., C.P.A.'s, P.C. to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through May 9, 2002, the Company did not consult with Grassi & Co., C.P.A.'s, P.C. on any accounting or auditing issues.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

         (c)      Exhibits

                  Exhibit 1 - Letter from BDO dated May 7, 2002.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 22, 2002

                                       NEXT GENERATION TECHNOLOGY
                                                 HOLDINGS, INC.

                                       By: /S/ MARC SMITH
                                       Name: Marc Smith
                                       Title: Executive Vice President








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Exhibit 1